News Release FOR IMMEDIATE RELEASE Investor Relations Contacts: Chuck Coppa, CFO American Power Group Corporation 781-224-2411 ccoppa@americanpowergroupinc.com Mike Porter Porter, LeVay, & Rose, Inc. 212-564-4700 mike@plrinvest.com American Power Group Corporation Reports First Quarter Fiscal 2016 Results Lynnfield, MA – February 11, 2016 – American Power Group Corporation (OTCQB: APGI), today announced results for the three months ending December 31, 2015. Lyle Jensen, American Power Group Corporation’s Chief Executive Officer stated, “While our current overall quarterly revenue was down 53 percent compared to last year due to lower oil prices and the resulting idling of numerous oil rigs, our quarterly non-oil and gas stationary revenue grew 166 percent as compared to December 2014. We have begun to focus our efforts more on sustainability driven opportunities which resulted in the conversion of multiple backup diesel generators for a large sportswear manufacturer’s distribution warehouse during the quarter. Overall vehicular conversion quarterly revenue was up over $100,000 or over 200 percent over the prior year with growth coming from both domestic and international markets.” Mr. Jensen concluded, “Despite the current tight economic price spread between diesel and natural gas, we believe federal and state driven diesel emission reduction programs, as well as incentive/tax rebate programs, present key revenue opportunities for us in 2016. APG’s dual fuel solution has achieved some of the lowest documented NOx levels ever recorded on a Class 8 Heavy Duty truck which, on average, is an additional 50 percent below the current 2010 EPA/CARB NOx level standard. With so much emphasis on climate change and reduction of harmful diesel related emissions, APG is positioned to take advantage of our emission reduction capabilities.” Conference Call Please join us today, February 11, 2016 at 10:00 AM Eastern when we will discuss the results of the three months ended December 31, 2015. To participate, please call 1-888-430-8709 and ask for the American Power Group call using pass code 5014147. A replay of the conference call can be accessed until 11:50 PM on February 29, 2016 by calling 1-888-203-1112 and entering pass code 5014147. Results of Operations Three Months ended December 31, 2015 Compared to the Three Months ended December 31, 2014 Net sales for the three months ended December 31, 2015 decreased $561,000 or 53 percent to $495,000 as compared to net sales of $1,056,000 for the three months ended December 31, 2014. Due to increased oil reserves and a decrease in the growth rate of demand throughout certain parts of the world the price of oil in the U.S. has dropped to the $30 per barrel range which has resulted in a steady decrease in diesel prices during the three months ended December 31, 2015. While natural gas prices at the pump have remained stable, the price spread between lower diesel prices and natural gas have tightened. Because our dual fuel technology displaces diesel fuel with cleaner burning natural gas, the recent decrease in oil/diesel pricing has impacted the timing of dealer restocking orders and the implementation schedules of customers in the near term due to the current tighter price spread between diesel and natural gas. North American stationary revenues for the three months ended December 31, 2015 were approximately $283,000 which was $698,000 or 71 percent lower as compared to revenue of $981,000 for the three months ended December 31, 2014. The decrease was primarily due to the decline in active drilling rigs in the oil and gas industry. Domestic vehicular revenues for the three months ended December 31, 2015 increased $17,000 or 22 percent to $92,000 as compared to revenues of $75,000 for the three months ended December 31, 2014. International vehicular revenues for the three months ended December 31, 2015 were $90,000 as compared to no revenues for the three months ended December 31, 2014. The increase was attributable to an increase in fleet sales for the quarter. Revenues from the Trident NGL Services division were $30,000 for the three months ended December 31, 2015 as compared to no revenue for the three months ended December 31, 2014.

American Power Group Corporation Press Release February 11, 2016 ________ Page 2 During the three months ended December 31, 2015, our gross loss was $291,000 or 59 percent of net sales as compared to a gross profit of $269,000 or 25 percent of net sales for the three months ended December 31, 2014. The decrease in gross profit was primarily due to decreased revenues and fixed overhead costs. Selling, general and administrative expenses for the three months ended December 31, 2015 decreased $30,000 or 3 percent to $1,005,000 as compared to $1,035,000 for the three months ended December 31 2014. During the three months ended December 31, 2015, the revaluation of our warrant liability to fair value resulted in non-cash revaluation income of $194,000 as compared to a non-cash revaluation income of $4,487,000 during the three months ended December 31, 2014. During the three months ended December 31, 2015, interest and financing expense increased $138,000 or 213 percent to $203,000 as compared to $65,000 for the three months ended December 31, 2014 due to increased borrowings and interest rates. In addition, during the three months ended December 31, 2015, we recorded non-cash financing expense of $1,557,000 related to the discount on the contingent convertible promissory notes which were converted during the quarter. Our net loss for the three months ended December 31, 2015 increased $6,489,000 to a net loss of $2,865,000 or $(0.05) per basic share as compared to a net income of $3,624,000 or $0.07 per basic share for the three months ended December 31, 2014. The calculation of net loss per share available to Common shareholders for the three months ended December 31, 2015 reflects the inclusion of Convertible Preferred Stock quarterly dividends of $284,000. The calculation of net income per share available for Common shareholders for the three months ended December 31, 2014 reflects the inclusion of quarterly Convertible Preferred Stock dividends of $265,000 and a beneficial conversion feature of $395,000. Condensed Consolidated Statements of Operations Three Months Ended December 31, 2015 2014 Net sales .................................................................................................. $ 495,000 $ 1,056,000 Cost of sales ............................................................................................ 786,000 787,000 Gross (loss) profit ................................................................................. (291,000) 269,000 Selling, general and administrative .......................................................... 1,005,000 1,035,000 Operating loss from continuing operations ............................................ (1,296,000) (766,000) Other income (expense): Interest and financing expense .............................................................. (203,000) (65,000) Discount on contingent convertible debt (warrants) .............................. (907,000) -- Discount on contingent convertible debt (beneficial conversion feature) (650,000) -- Revaluation of warrants ........................................................................ 194,000 4,487,000 Other, net .............................................................................................. (3,000) (32,000) Other (expense) income, net ......................................................... (1,569,000) 4,390,000 Net (loss) income ..................................................................................... (2,865,000) 3,624,000 10% Convertible Preferred dividends ................................................... (284,000) (265,000) Series B, 10% Convertible Preferred stock beneficial conversion feature………………...…………………………………………… - (395,000) Net (loss) income available to Common shareholders ............................. $ (3,149,000) $ 2,964,000 Net (loss) income from continuing per share .......................................... $ (0.05) $ 0.07 Net loss per Common share – 10% Convertible Preferred dividend ....... (0.01) (0.01) Net loss per Common share – Series B, 10% Convertible Preferred Stock beneficial conversion feature ................................................................... ____ -- (0.01) Net (loss) income attributable to Common Stockholders per share, basic $ (0.06) $ 0.05 Weighted average shares outstanding, basic………………... 55,312,000 50,747,000 Weighted average shares outstanding, diluted……………… 55,312,000 51,329,000

American Power Group Corporation Press Release
February 11, 2016 Page 3

Condensed Consolidated Balance Sheet Data

	December 31, 2015	September 30, 2015
Assets		
Current assets	$ 1,927,000	$ 2,578,000
Property, plant and equipment, net	3,990,000	3,739,000
Other assets	4,655,000	4,803,000
	$ 10,572,000	$ 11,120,000
Liabilities and Stockholders' Equity (Deficit)		
Current liabilities	$ 3,910,000	$ 5,646,000
Notes payable, net of current portion	2,130,000	2,205,000
Warrant liability	29,000	223,000
Notes payable, related parties, non-current	2,944,000	2,766,000
Obligations due under lease settlement, net of current portion	506,000	506,000
Stockholders' equity (deficit)	1,053,000	(226,000)
	$ 10,572,000	$ 11,120,000

About American Power Group Corporation

American Power Group's subsidiary, American Power Group, Inc. provides cost effective products and services that promote the economic and environmental benefits of our alternative fuel and emission reduction technologies. Our patented Turbocharged Natural Gas® Dual Fuel Conversion Technology is a unique non-invasive software driven solution that converts existing vehicular and stationary diesel engines to run concurrently on diesel and various forms of natural gas including compressed natural gas, liquefied natural gas, conditioned well-head/ditch gas or bio-methane gas with the flexibility to return to 100% diesel fuel operation at any time. Depending on the fuel source and operating profile, our EPA and CARB approved dual fuel conversions seamlessly displace 45% - 65% of diesel fuel with cleaner burning natural gas resulting in measurable reductions in nitrous oxides (NOx) and other diesel-related emissions. Through our Trident Associated Gas Capture and Recovery Technology, we provide oil and gas producers a flare capture service solution for associated gases produced at their remote and stranded well sites. These producers are under tightening regulatory pressure to capture and liquefy the flared gases at their remote and stranded well sites or face significant oil output reductions. With our proprietary Flare to Fuel™ process technology we can convert these captured gases into natural gas liquids ("NGL") which can be sold as heating fluids, emulsifiers, or be further processed by refiners. Given pending federal methane capture regulations, we anticipate our next generation NGL processing systems will have the capability to convert the residual flared methane into pipeline quality natural gas that can be sold for a variety of dedicated and dual fuel vehicular, stationary, industrial and household uses. See additional information at: www.americanpowergroupinc.com

Caution Regarding Forward-Looking Statements and Opinions

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements and opinions, including, but not limited to, statements relating to new markets, development and introduction of new products, and financial and operating projections. These forward-looking statements and opinions are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements and opinions. These risk factors include, but are not limited to, the fact that, our dual fuel conversion business has lost money in the last seven consecutive fiscal years and our flare gas capture and recovery business has yet to generate measurable revenues, the risk that we may require additional financing to grow our business, the fact that we rely on third parties to manufacture, distribute and install our products, we may encounter difficulties or delays in developing or introducing new products and keeping them on the market, we may encounter lack of product demand and market acceptance for current and future products, we may encounter adverse events economic conditions, we operate in a competitive market and may experience pricing and other competitive pressures, we are dependent on governmental regulations with respect to emissions, including whether EPA approval will be obtained for future products and additional applications, the risk that we may not be able to protect our intellectual property rights, factors affecting the Company's future income and resulting ability to utilize its NOLs, the fact that our stock is thinly traded and our stock price may be volatile, the fact that we have preferred stock outstanding with substantial preferences over our common stock, the fact that the conversion of the preferred stock and the exercise of stock options and warrants will cause dilution to our shareholders, the fact that we incur substantial costs to operate as a public reporting company and other factors that are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended September 30, 2015 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements and opinions, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements and opinions that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.